Exhibit 99(a)

                               FIFTH ADDENDUM
                               TO THAT CERTAIN
                            EMPLOYMENT AGREEMENT
                                   BETWEEN
                       FARMSTEAD TELEPHONE GROUP, INC.
                                     AND
                            GEORGE J. TAYLOR, JR.
                        DATED AS OF JANUARY 1, 1998,
          AS AMENDED BY THAT CERTAIN RESTATED FIRST ADDENDUM DATED
                            AS OF AUGUST 1, 2001;

          AS FURTHER AMENDED BY THAT CERTAIN SECOND ADDENDUM DATED
                            AS OF JANUARY 1, 2003
                                     AND
          AS FURTHER AMENDED BY THAT CERTAIN THIRD ADDENDUM DATED
                            AS OF JANUARY 1, 2004
                                     AND
          AS FURTHER AMENDED BY THAT CERTAIN FOURTH ADDENDUM DATED
                            AS OF OCTOBER 1, 2004
                              (the "Agreement")


This Fifth Addendum to the Agreement is effective as of the 12th day of May, 2005 (the "Effective Date") and all terms and provisions of this Fifth Addendum shall take effect on and as of the Effective Date, unless another date is specifically indicated.

                                  RECITALS

The Executive and Company are parties to the Agreement.

The parties wish to make additional modifications to certain provisions of the Agreement for the purposes of governance and to further define Executive's role as a member of the Company's management team.

For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows.

1. Employment/Duties. As of the Effective Date, Executive shall become Special Advisor to the Chief Executive Officer of the Company and shall serve as a member of the Board of Directors of the Company subject to his continued election to the Board of Directors by the Shareholders of the Company. Executive during the Active Employment Period shall provide such assistance as may be reasonably requested by the Chief Executive Officer from time to time, such assistance to be related to executive management and strategic initiatives of the Company and such assistance shall be generally consistent with the role of a Senior Advisor. Executive will be a W-2 employee of the Company during the Active Employment Period. As of the Effective Date, executive will cease to serve as Chairman of the Company.


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2.    Annual Bonus.  The provisions of Section 4(b) of the Fourth Addendum are deleted and the following provisions are substituted:

      "(b) Annual Bonus. For each calendar year during the remainder of this Agreement commencing 2005, Executive shall be eligible for an annual bonus of up to one hundred percent (100%) of Executive's Base Salary for that calendar year, which shall be determined and paid in accordance with subparagraphs (i) (ii) (iii) and (iv) below.

            (i) At the outset of each subject year, the Board of Directors will approve an annual pro-forma operating plan that includes the target earnings before interest, taxes, depreciation and amortization ("EBITDA") for the Company for that subject year.

            (ii) A bonus for the subject year shall be paid to Executive in the event the Company attains at least eighty five percent (85%) of the target EBITDA that is approved by the Board of Directors for that year and the bonus shall be equal to a prorated amount of from eighty five percent (85%) to one hundred percent (100%) of Executive's Base Salary for the subject year, and that percentage shall be determined by and correspond to the percentage of the target EBITDA that is attained by the Company, provided the amount of any bonus earned pursuant to the provisions of subsection (i) and this subsection (ii) shall be all or that portion of the bonus so determined which the Compensation Committee of the Board of Directors of the Company in its sole discretion determines to be attributable to the efforts of Executive, such determination to be made on or before January 30 of the year following the subject year.

            (iii) For purposes of the bonus calculation, EBITDA will be determined in accordance with accounting principles generally accepted in the United States of America, and will be subject to any adjustments arising from the audit of the Company's financial statements. If earned and approved by the Compensation Committee as provided in Subsection (ii) above, the Company shall pay Executive the annual bonus for the subject year within fifteen days
                  (15) days following the sign-off on the Company's financial statements for that year.

            (iv) In the event the Active Employment Period expires on September 30, 2007 as scheduled, the Bonus that Executive otherwise would have been paid had his employment continued through the end of calendar year 2007 shall be prorated accordingly.


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3.    Section 5 of the Fourth Addendum is hereby deleted and the following provision is substituted in its place:

      (b) "Good reason" shall mean a reduction in Base Salary other than a Permissible Base Salary Reduction, a material adverse change in the method of determining Executive's bonus, a material reduction in Executive's responsibilities or benefits or any other material breach of this Agreement by the Company.

4. The Agreement shall continue in full force and effect except as specifically modified by this Fifth Addendum to the Agreement.


Executed by the parties as of the Effective Date.


                                       FARMSTEAD TELEPHONE
                                       GROUP, INC.


                                       By: /s/ Jean-Marc Stiegemeier
                                           --------------------------------
                                       Name: Jean-Marc Stiegemeier
                                       Title: CEO and President


                                           /s/ George J. Taylor, Jr.
                                           --------------------------------
                                           George J. Taylor, Jr.


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